Exhibit 10.2

                                 PROMISSORY NOTE

In connection with its purchase of 10,000,000 restricted shares of United Casino Corporation, BFI Ltd., a Cook Islands International Company, promises to pay to the order of United Casino Corporation, a Nevada company, the sum of Two Hundred Thousand U.S. Dollars (US$200,000.00) on or before August 14, 2000, together with simple interest calculated at five percent (5%) per annum.


Signed February  12,  2000 at Rarotonga, Cook Islands

BFI  Ltd.

FOR AND ON BEHALF OF DIRECTCORP LIMITED
S/ RSUMMERS
AUTHORISED SIGNATORY

By:_____________________________

Attachment to Exhibit 10.2

                                INVESTMENT LETTER

The undersigned hereby represents to United Casino Corporation (the "Company") that (1) the shares of the Company's $.001 par value common stock (the "Securities") which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof; (2) the undersigned will not sell, transfer, or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); (3) the undersigned is aware that the Securities are "Restricted securities" as that term is defined in rule 144 of the General Rules and Regulations under the Act; and (4) there are no affiliate relationships between its officers, directors or shareholders and those of the Company.

The undersigned further acknowledges that the undersigned has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions pursuant to which the Securities are being offered. The undersigned acknowledges that an opportunity has been afforded for the undersigned to examine such documents and other information which he has requested for the purpose of verifying the information given him.

The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions, for the most part, are set forth in Rule 144. The Rule permits sales of "Restricted Securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of Securities, in limited amounts, in accordance with the terms and conditions of that rule.

The undersigned is capable of bearing the economic risks of an investment in the Securities. The undersigned understands the speculative nature of the Securities and the possibility of a total loss of the investment.

The present financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

Any and all certificates representing the securities, and any and all Securities issued in replacement thereof or in exchange therefore, shall bear an investment legend which the undersigned understands.

Read  and  Agreed to this 10th day of February, 2000 at Rarotonga, Cook Islands.

BFI  Limited

FOR AND ON BEHALF OF DIRECTCORP LIMITED
S/ RSUMMERS
AUTHORISED SIGNATORY
By:_________________________